EXHIBIT 21

                      INTERNATIONAL SHIPHOLDING CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 1997

                                                      Jurisdiction Under
                                                       Which Organized
                                                       ---------------
 International Shipholding Corporation (Registrant)         Delaware
      International Shipholding Corporation (1)             New York

      River Towing, Inc.                                    Delaware

      Waterman Steamship Corporation                        New York
            Sulphur Carriers, Inc.                          Delaware

      Central Gulf Lines, Inc.                              Delaware
            Florida Barge Lines Corporation                 Delaware
            Material Transfer, Inc.                         Delaware
            Enterprise Ship Company, Inc.                   Delaware

      Bay Insurance Company                                 Bermuda

      LCI Shipholdings, Inc.                                Liberia
            Gulf South Inc.                                 Liberia
                  Gulf South Shipping Pte. Ltd.             Singapore
            Cypress Auto Carriers, Inc.                     Liberia
                  New Combo, Inc.                           Liberia
            Forest Lines Inc.                               Liberia
            Marco Shipping Co. Pte. Ltd.                    Singapore
                  Marcoship Agencies                        Malaysia

      N. W. Johnsen & Co., Inc.                             New York
            Shipvest Companhia de Gestao Maritima, Lda.(2)  Madeira

      St. Rose Fleeting Company, Inc.                       Louisiana

      LMS Shipmanagement, Inc.                              Louisiana

      Lash Intermodal Terminal Company                      Delaware

      Resource Carriers, Inc.                               Delaware


(1)   New York name-holding corporation

(2)   60% owned by the Registrant

      All of the subsidiaries listed above are wholly-owned subsidiaries and are included in the consolidated financial statements incorporated by reference herein unless otherwise indicated.